JOINT FILER INFORMATION




NAME:                      Frost Gamma Investments Trust

ADDRESS:                   4400 Biscayne Blvd
                           Miami, FL 33137

Designated Filer:          Phillip Frost, M.D.

Issuer and Ticker Symbol:  Opko Health, Inc. (OPK)

Date of Event Requiring
Statement:                 March 28, 2008








FROST GAMMA INVESTMENTS TRUST


         by:      /s/ Phillip Frost M.D., as trustee
                  ----------------------------------
                  Phillip Frost, M.D., Trustee